UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Dextera Surgical Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2017, Dextera Surgical Inc. (“Dextera”) received from the staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) a letter (the “Delisting Notice”) notifying Dextera that its stockholders’ equity reported in its Form 10-Q for the period ended December 31, 2016, was less than $2.5 million, the minimum required by the continued listing requirements of Nasdaq listing rule 5550(b)(1). At that time, Dextera’s stockholders’ equity was reported at $0.4 million.

As provided in the Nasdaq rules, Dextera has 45 calendar days, or until April 3, 2017, to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Delisting Notice to evidence compliance. Dextera intends to submit in a timely manner to the Staff a plan to continue listing on The Nasdaq Capital Market. There is no assurance that Nasdaq will accept the Company’s plan to satisfy the stockholders’ equity requirement. If the plan is not accepted or the Company is not granted an extension, Dextera will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dextera Surgical Inc.

Date: February 17, 2017	/s/ Robert Y. Newell
Robert Y. Newell
Chief Financial Officer